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Exhibit (1)(a)

MARYLAND STATE DEPARTMENT OF ASSESSMENTS
AND TAXATION, APPROVED FOR RECORD 5/4/88

                           ARTICLES OF INCORPORATION
                                      OF
                        SANFORD C. BERNSTEIN FUND, INC.

                                   ARTICLE I

     I, the incorporator, Jennifer A. Deland, whose post office address is 919 Third Avenue, 20th floor, New York, New York 10022, being at least eighteen years of age, am, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, forming a corporation.

                                  ARTICLE II

     The name of the corporation (hereinafter called the "Corporation") is Sanford C. Bernstein Fund, Inc.

                                  ARTICLE III

                                   Purposes

     The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 as amended (the "1940 Act") and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereinafter in force.

                                  ARTICLE IV

                              Address in Maryland

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 929 North Howard Street, Baltimore, Maryland 21201. The name of the Corporation's resident agent is The Prentice-Hall Corporation System, Maryland and its post office address is 929 North Howard Street, Baltimore, Maryland 21201. Said resident agent is a corporation of the State of Maryland.

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                                   ARTICLE V

                                 Common Stock

     Section 1. (a) The Corporation has authority to issue one billion (1,000,000,000) shares of common stock (the "Shares") of the par value of $.001 each, having an aggregate par value of $1,000,000, in any class or classes, each comprising such number of Shares and having such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms of redemption as shall be determined by resolution of the Board of Directors of the Corporation.

     The establishment and designation of any class of shares shall be effective upon (a) the authorization of such class by a resolution of the Board of Directors, authorizing the issuance of Shares of such a class and determining the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Shares and (b) the filing for record of the articles supplementary if required by Section 2-208, or the successor thereto, of the Maryland General Corporation Law with the State Department of Assessments and Taxation of Maryland. At any time when there are no Shares outstanding for a particular class previously established and designated by the Board of Directors, that class may be eliminated by a resolution of the Board of Directors and the filing of the articles supplementary if required by Section 2-208, or the successor thereto, of the Maryland General Corporation Law. The Board of Directors of the Corporation shall have the power and authority, to, by resolution, increase or decrease the aggregate number of Shares of stock or the number of Shares of any class that the Corporation has authority to issue. The Board of Directors of the Corporation shall have the power and authority to, by resolution, classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such unissued Shares.

     (b) A description of the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of all classes of Shares is as follows, unless otherwise set forth in the articles supplementary filed with the Maryland State

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Department of Assessments and Taxation describing any further class or classes from time to time created by the Board of Directors:

          (i) Assets Belonging to Class. All consideration received by the Corporation for the issue or sale of Shares of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that class as provided in the following sentence, are herein referred to as "assets belonging to" that class. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular class (collectively "General Items"), the Board of Directors shall allocate such General Items to and among any one or more of the classes created from time to time, in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and any General Items so allocated to a particular class shall belong to that class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all classes for all purposes.

          (ii) Liabilities Belonging to class. The assets belonging to each particular class shall be charged with the liabilities of the Corporation in respect of that class and with all expenses, costs, charges and reserves attributable to that class, and shall be so recorded upon the books of account of the Corporation. Such liabilities,

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     expenses, costs, charges and reserves, together with any General Items (as hereinafter defined) allocated to that class as provided in the following sentence, so charged to that class are herein referred to as "liabilities belonging to" that class. In the event there are any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class (collectively "General Items"), the Board of Directors shall allocate and charge such General Items to and among any one or more of the classes created from time to time, in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and any General Items so allocated and charged to a particular class shall belong to that class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all classes for all purposes.

          (iii) Dividends. Dividends and distributions with respect to Shares of a particular class may be paid to the holders of Shares of that class at such times, in such manner and from such of the income and capital gains accrued or realized from the assets belonging to that class, after providing for actual and accrued liabilities belonging to that class, as the Board of Directors may determine.

          (iv) Liquidation. In the event of the liquidation or dissolution of the Corporation or of one or more classes, the stockholders of each class that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that class over the liabilities belonging to that class. The assets so distributable to the stockholders of any particular class shall be distributed among such stockholders in proportion to the number of Shares of that class held by them and recorded on the books of the Corporation.

          (v) Equality. Each Share of any particular class shall represent an equal and proportionate interest in the assets belonging to that class (subject to the liabilities belonging to


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     that class); however, the provisions of this sentence shall not restrict any distinctions permissible pursuant to subsection (iii) of this Section 1(b) or otherwise under these Articles of Incorporation that may exist with respect to stockholder elections to receive dividends or distributions in cash or Shares of the same class or that may otherwise exist with respect to dividends and distributions with respect to Shares of the same class.

          (vi) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, and unless the Board of Directors shall have provided otherwise by resolution, holders of Shares of any class shall have the right to convert or exchange said Shares into Shares of one or more other classes of Shares in accordance with such requirements and procedures as may be established by the Board of Directors.

          (vii) Fractional Shares. The Corporation may issue, sell, redeem, repurchase and otherwise deal in and with its Shares in fractional Shares, and any such fractional Share shall carry proportionately all the rights of a whole Share, excepting any right to receive a certificate evidencing such fractional Share, but including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation or any class.

       Section 2. Each Share shall also be subject to the following provisions:

          (a) The net asset value per Share of a particular class shall be the quotient obtained by dividing the value of the net assets of that class (being the value of the total assets belonging to that class less the liabilities belonging to that class) by the total number of Shares of that class outstanding. Subject to subsection (b) of this Section 2, the value of the total assets belonging to each class shall be determined by, determined pursuant to the direction of, or determined pursuant to procedures or methods (which procedures or methods may differ from class to class) prescribed or approved by the Board of Directors in its sole discretion, and shall be so

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     determined at the time or times (which time or times may differ from class to class) prescribed or approved by the Board of Directors in its sole discretion.

          (b) The net asset value of each Share of a particular class shall be determined in accordance with any applicable provision of the 1940 Act, any applicable rule, regulation or order of the Securities and Exchange Commission thereunder, and any applicable rule or regulation made or adopted by any securities association registered under the Securities

     Exchange Act of 1934.

          (c) All Shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder, in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations. Each holder of a Share of any class, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates (if any) in proper form for transfer, shall be entitled to require the Corporation to redeem all or any part of the Shares of that class standing in the name of such holder on the books of the Corporation at the net asset value per Share of that class determined in accordance with subsection (a) of this Section 2 less any applicable contingent deferred sales charge.

          (d) Notwithstanding subsection (c) of this Section 2, the Board of Directors of the Corporation may suspend the right of the holders of Shares of any or all classes to require the Corporation to redeem such Shares or may suspend any voluntary purchase of such Shares;

          (i) for any period (A) during which the New York Stock Exchange is closed other than customary weekend and holiday closings or (B) during which trading on the New York Stock Exchange is restricted;

          (ii) for any period during which an emergency, as defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of Securities owned by it and belonging to the affected class or classes is not reasonably practicable, or (B) it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of the affected class or classes; or

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          (iii)  for such periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

          (e) The Corporation may in its discretion redeem, at the current net asset value less any applicable contingent deferred sales charge, outstanding Shares not offered for redemption which are held by any stockholder whose Shares of a particular class, in the aggregate, have a then total net asset value of less than $1000 or such other amount as the Directors shall determine by resolution and subject to any limitations of applicable law (the "Minimum Amount"), provided that prior to any such proposed redemption the Corporation shall have given such stockholder written notice that the then current aggregate net asset value of the stockholder's shares is less than the Minimum Amount and allowed the stockholder to make additional investments in order to increase the then current aggregate net asset value of the stockholder's shares to at least the Minimum Amount.

          (f) The Board of Directors may by resolution from time to time authorize the purchase by the Corporation, either directly or through an agent, of Shares of any class upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable out of funds legally available therefor at prices per Share not in excess of their net asset value per Share of that class determined in accordance with subsection (a) of this Section 2 and to take all other steps deemed necessary or advisable in connection therewith.

          (g) Except as otherwise permitted by the Investment Company Act of 1940, payment of the redemption price of Shares of any class surrendered to the Corporation for redemption pursuant to the provisions of subsection
     (c) or (e) of this Section 2 or for purchase by the Corporation pursuant to the provisions of subsection (f) of this Section 2 shall be made by the Corporation within seven days after surrender of such Shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash belonging to such class, as the Board of Directors shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have any Shares redeemed in portfolio securities.

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          (h)  In the absence of any specification as to the purposes for which Shares are redeemed or repurchased by the Corporation, all Shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland. Shares of any class retired by repurchase or redemption shall thereafter have the status of authorized but unissued Shares of that class.

     Section 4. No holder of Shares of any class shall, as such holder, have any preemptive right to purchase or subscribe for any Shares of that or any other class which the Corporation may issue or sell (whether out of the number of Shares authorized by the Articles of Incorporation, or out of any Shares acquired by the Corporation after the issue thereof, or otherwise).

     Section 5. All persons who shall acquire Shares in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

                                  ARTICLE VI

                                   Directors

     The initial number of directors of the Corporation shall be two; and the names of those who shall act as such until the first meeting of stockholders and until their successors are duly elected and qualify are as follows:

                               Roger Hertog
                               Stuart K. Nelson

     The By-Laws of the Corporation may fix the number of directors at no less than two and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

     The By-Laws of the Corporation may divide the directors of the Corporation into classes and prescribe the tenure of office of the several classes; but no class shall be elected for a shorter period than one year or for a longer period than five years, and the term of office of at least one class shall expire each year.

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                                  ARTICLE VII

                                 Miscellaneous

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders.

     Section 1. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:

          (a) To make, alter, amend or repeal from time to time the By-Laws of the Corporation except as such power may otherwise be limited in the By-Laws;

          (b) To issue Shares of any class of the Corporation;

          (c) To authorize the purchase of Shares of any class in the open market or otherwise, at prices not in excess of their net asset value for Shares of that class determined in accordance with subsection (a) of
     Section 2 or Article V hereof, provided that the corporation has assets legally available for such purpose, and to pay for such Shares in cash, securities or other assets then held or owned by the Corporation;

          (d) To declare and pay dividends and distributions from funds legally available therefor on Shares of such class or classes, in such amounts, if any, and in such manner (including declaration by means of a formula or other similar method of determination whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration) and to the stockholders of record as of such date, as the Board of Directors may determine.

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     Section 2. To the fullest extent permitted by Maryland and federal statutory and decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however that nothing herein shall be deemed to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Section 3. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, shall be final and conclusive, and shall be binding upon the Corporation and all holders of Shares, past, present and future, of each class, and Shares are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such Shares by, or confirmation of such Shares being held for the account of, any stockholder, that any and all such determinations shall be binding as aforesaid.

     Nothing in this Section 3 shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Section 4. The directors of the Corporation may receive compensation for their services, subject, however, to such limitations with respect thereto as may be determined from time to time by the stockholders.

     Section 5. Except as required by law, the holders of Shares shall have only such right to inspect the records, documents, accounts and books of the Corporation as may be granted by the Board of Directors of the Corporation.

     Section 6. Any vote of stockholders authorizing liquidation of the Corporation or any one or more classes or proceedings for the dissolution of the Corporation or any

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one or more classes may authorize the Board of Directors to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, which assets are the assets belonging to each class available for distribution to stockholders of that class and may divide, or authorize the Board of Directors to divide, such assets among the stockholders of that class in such manner as to ensure that each stockholder will receive an equal and proportionate amount of the value of the assets (determined as aforesaid) belonging to that class upon such liquidation or dissolution.


                                 ARTICLE VIII

                                    Voting

     1. On each matter submitted to a vote of the stockholders, each holder of a Share shall be entitled to one vote for each full Share and a fractional vote for each fractional share, irrespective of the class, standing in such holder's name on the books of the Corporation irrespective of the class thereof and all Shares of all classes shall vote as a single class ("Single class Voting"); provided, however, that (A) as to any matter with respect to which a separate vote of any class is required by the Investment Company Act of 1940 or under the Maryland General Corporation Law, such requirements as to a separate vote by that class shall apply in lieu of Single class Voting as described above; (B) in the event that the separate vote requirements referred to in (A) above apply with respect to one or more classes, then, subject to (C) below, the Shares of all other classes shall vote as a single class; and (C) as to any matter which does not affect the interest of a particular class, including but not limited to any proposal to liquidate any other class, only the holders of Shares of the one or more affected classes shall be entitled to vote.

     2. Quorum. The presence in person or by proxy of the holders of record of one-third of the Shares of all classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation and except that where the holders of Shares of any class are entitled to a separate vote as a class (a "Separate Class") or where the holders of Shares of two or

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more (but not all) classes are required to vote as a single class (a "Combined
Class"), the presence in person or by proxy of the holders of record of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote.

     Notwithstanding any provision of law requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the outstanding Shares of all classes or of the outstanding Shares of a particular class or classes, as the case may be, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of Shares of all classes or of the total number of Shares of such class or classes, as the case may be, outstanding and entitled to vote thereupon pursuant to the provisions of these Articles of Incorporation.

                                  ARTICLE IX

                                  Amendments

     The Corporation reserves the right from time to time to amend, alter or repeal any of the provisions of these Articles of Incorporation (including any amendment that changes the terms of any of the outstanding Shares by classification, reclassification or otherwise), and to add or insert any other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article IX.

                                   ARTICLE X

                              PERPETUAL EXISTENCE

     The duration of the Corporation shall be perpetual.

     The term "Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to

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mean these Articles of Incorporation as amended from time to time and any restatement thereof.

     I acknowledge this document to be my act, and state that with respect to all matters and facts herein, to the best of my knowledge, information and belief such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

May 3, 1988

Jennifer A. Deland,
Sole Incorporator

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